COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------


     COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May ----, 2000, by and between Senesco Technologies, Inc., a Delaware corporation (the "Corporation"), and those purchasers listed on the signature pages hereto (the "Purchasers").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Corporation desires to sell, transfer and assign to the Purchasers, and the Purchasers desires to purchase from the Corporation, such number of shares (the "Shares") of the Corporation's common stock, $0.01 par value (the "Common Stock"), equal to the dollar amount set forth opposite their names on the signature pages hereto, for an aggregate investment of up to $1,500,000, at a price per share calculated by taking approximately 80% of the average closing price of the Corporation's Common Stock during the ten (10) trading days ending on May 3, 2000, which is equal to $1.50 per share of Common Stock (the "Purchase Price"); and

     WHEREAS, the Company is entering into similar Common Stock Purchase Agreements with other purchasers who are purchasing Common Stock on comparable terms as set forth herein, and whose rights shall vest on a pari passu basis
                                                                ---- -----
with the Purchasers herein;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION I

                  PURCHASE, SALE AND REGISTRATION OF THE SHARES
                  ---------------------------------------------

     A. Purchase and Sale. Subject to the terms and conditions of this Agreement
        -----------------
and on the basis of the representations, warranties, covenants and agreements herein contained, the Corporation hereby agrees to sell, transfer, assign and convey the Shares to the Purchasers, and the Purchasers agrees to purchase, acquire and accept the Shares from the Corporation.

     B. Purchase Price.  The aggregate  purchase price for the Shares to be paid
        --------------
by the Purchasers to the Corporation is an aggregate of up to $1,500,000 (the "Aggregate Purchase Price"). Each of the Purchasers shall pay their respective portion of the Aggregate Purchase price by certified bank check or irrevocable wire transfer delivered to the escrow account established by the Corporation and Fahnestock & Co. Inc. (the "Placement Agent"), the placement agent for the Shares sold hereunder, as per the written instructions delivered to each of the Purchasers by the Placement Agent.

     C. Registration Rights. The Corporation and the Purchasers shall enter into
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a Registration  Rights  Agreement,  substantially in the form attached hereto as
Exhibit A (the "Registration Rights Agreement"),  providing that the Corporation
---------
shall register the Shares, pursuant to the Securities Act of 1933, as amended (the "1933 Act").

     D. Lock-up  Agreement.  The  Corporation  shall cause each of the following
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persons who are either directors,  executive officers or holders of more than 5%
of the outstanding shares of Common Stock of the Corporation (the "Affiliates"):
Michael A. Escaravage, Phillip O. Escaravage, Ruedi Stalder, Steven Katz, Christopher Forbes, Thomas C. Quick, John E. Thompson, Ph.D., Sascha P. Fedyszyn and Richard Sirkin, to enter into a Lock-up Agreement with the Placement Agent for the benefit of the Purchasers in the form attached hereto as Exhibit B (the
                                                                  ---------
"Lock-up Agreement").

                                   SECTION II

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS OF THE CORPORATION
                        ---------------------------------

     The Corporation (for the purposes of this Section II, Corporation shall include any predecessor corporation, limited liability company or other entity) represents and warrants to, and covenants and agrees with, the Purchasers, as of the date hereof, that:

     A. Organization,  Good Standing and Power. The Corporation is a corporation
        --------------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Corporation does not have any subsidiaries (as defined in Section II G) except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Corporation and its predecessors with the Securities and Exchange Commission (the "Commission"), pursuant to the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Corporation and each such subsidiary is duly incorporated or duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction of the United States, or any other country, state, province, or political subdivision (such subsidiaries and jurisdictions being named in Schedule II A) in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect, as defined, on the Corporation's financial condition. Material Adverse Effect shall mean any effect on the business, operations, properties or financial condition of the Corporation that is material and adverse to the Corporation and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Corporation to enter into and perform any of its obligations under this Agreement or Registration Rights Agreement in any respect which is material to the Purchasers individually.

     B. Authorization; Enforcement.
        --------------------------

        1. The Corporation has the corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement attached hereto as Exhibit A (the

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

"Registration Rights Agreement") and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Corporation and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Corporation or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Corporation. Each of this Agreement and the Registration Rights Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

        2. To the knowledge of the Corporation, the Lock-up Agreement has been duly executed and delivered by the individual parties thereto and constitutes the valid and binding obligation of each such party enforceable against such party in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     C. Capitalization.  The authorized capital stock of the Corporation and the
        --------------
shares thereof issued and outstanding as of the date hereof are set forth in the Commission Documents and the Memorandum. All of the outstanding shares of the Corporation's Common Stock have been duly and validly authorized. Except as set forth in this Agreement, the Lock-up Agreement, the Registration Rights Agreement or the Commission Documents, no shares of Common Stock are entitled, from the Corporation, to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Corporation. Furthermore, except as set forth in this Agreement, the Lock-up Agreement, the Registration Rights Agreement or the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Corporation is or may become bound to issue additional shares of the capital stock of the Corporation or options, securities or rights convertible into shares of capital stock of the Corporation. Except for customary transfer restrictions contained in agreements entered into by the Corporation in order to sell restricted securities or as provided in the Commission Documents, the Corporation is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except for the Lock-up Agreement, the Corporation is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Corporation. Except as set forth in the Commission Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Corporation issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Corporation has filed as
exhibits  to  the   Commission   Documents   true  and  correct

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

copies of the Corporation's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Corporation's Bylaws as in effect on the date hereof (the "Bylaws").

     D. Issuance of Shares.  The Shares to be issued under this  Agreement  have
        ------------------
been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchasers shall be entitled to all rights accorded to a holder of Common Stock.

     E. No Conflicts.  Except as may be disclosed in the  Commission  Documents,
        ------------
the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated therein do not (i) violate any provision of the Corporation's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Corporation is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Corporation under any agreement or any commitment to which the Corporation is a party or by which the Corporation is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Corporation or any of its subsidiaries or by which any property or asset of the Corporation or any of its subsidiaries are bound or affected, and except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Corporation is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Corporation with the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), or state securities administrators subsequent or prior to the Closing hereunder, and, any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Corporation is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

     F.  Commission  Documents,  Financial  Statements.  The Common Stock of the
         ----------------------------------------------
Corporation is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, except as disclosed in the Commission Documents, since January 1999, the Corporation has timely filed all Commission Documents. The Corporation has made available to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 1998 and prior to the Closing Date. The Corporation has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Corporation but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10KSB for

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

the fiscal year ended June 30, 1999 and the Forms 10QSB for the fiscal quarters ended September 30, 1999 and December 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and, as of their respective dates, none of the Form 10KSB and the Forms 10QSB referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Corporation included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Corporation and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     G. Subsidiaries.  The Commission Documents set forth each subsidiary of the
        ------------
Corporation, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Corporation and/or any of its other subsidiaries. Except as set forth in the Commission Documents, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

     H. No Material  Adverse  Change.  Since December 31, 1999, the date through
        ----------------------------
which the most recent quarterly report of the Corporation on Form 10QSB has been and filed with the Commission, a copy of which is included in the Commission Documents, the Corporation has not experienced or suffered any Material Adverse Effect.

     I. No  Undisclosed  Liabilities.  Except  as  disclosed  in the  Commission
        ----------------------------
Documents, neither the Corporation nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Corporation or any subsidiary (including the notes thereto) in conformity with GAAP not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Corporation's or its subsidiaries respective businesses since December 31, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Corporation or its subsidiaries.

     J. No Undisclosed Events or Circumstances.  Except for the transactions and
        --------------------------------------
documents contemplated hereby, no event or circumstance has occurred or exists with respect to the Corporation or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Corporation but which has not been so publicly announced or disclosed.

     K. Indebtedness.  The Commission  Documents set forth as of the date hereof
        ------------
all outstanding secured and unsecured Indebtedness of the Corporation or any subsidiary, or for which the Corporation or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Corporation's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Corporation nor any subsidiary is in default with respect to any Indebtedness.

     L. Title to Assets.  Each of the Corporation and the  subsidiaries has good
        ---------------
and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or such that could not reasonably be expected to cause a Material Adverse Effect on the Corporation's financial condition or operating results. All said leases of the Corporation and each of its subsidiaries are valid and subsisting and in full force and effect in all material respects.

     M. Actions  Pending.  There is no action,  suit,  claim,  investigation  or
        ----------------
proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Corporation, threatened, against or involving the Corporation, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To the knowledge of the Corporation, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Corporation or any subsidiary.

     N.   Compliance   with  Law.  The  business  of  the  Corporation  and  the
          ----------------------
subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10KSB, Form 10QSB or on Schedule II
                                                                     -----------
N of the  Schedule of  Exceptions  or such that do not cause a Material  Adverse
-
Effect. The Corporation and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to

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

possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Corporation, the Corporation's technology does not require the premarket approval of the United States Food and Drug Administration (the "FDA") or the approval of or any filing with the FDA or the United States Environmental Protection Agency (the "EPA") under current rules and regulations of the FDA and EPA, respectively, when used for their intended use as described in the Confidential Private Placement Memorandum of the Corporation offering the Shares (the "Memorandum").

     O. Certain Fees. Except as disclosed in the Memorandum, no brokers, finders
        ------------
or financial advisory fees or commissions will be payable by the Corporation or any subsidiary with respect to the transactions contemplated by this Agreement.

     P.  Disclosure.  Neither the  Memorandum,  this  Agreement  or the Exhibits
         ----------
hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Corporation or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     Q. Intellectual Property Operation of Business. The Corporation and each of
        -------------------------------------------
the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent that a Material Adverse Effect could not reasonably be expected to result from such conflict. The Corporation currently owns or possesses adequate rights to use all inventions subject to pending patent applications and all licenses, copyrights, inventions, know-how, trade secrets, proprietary technologies, including trademarks, service marks, trade names, processes and substances described in the Memorandum including, without limitation, the inventions underlying, and the trade names for, the
Corporation's technology; and, except as disclosed in the Memorandum, the Corporation is not aware of the granting of any patent rights to, or the filing of applications therefor by, others, nor is the Corporation aware of, or has the Corporation received notice of, infringement of or conflict with asserted rights of others with respect to any of the foregoing. All such licenses, trademarks, service marks, trade names and copyrights are (i) valid and enforceable and (ii) to the best knowledge of the Corporation, not being infringed upon by any third parties. None of the inventions described in the pending patent applications disclosed in the Commission Documents and filed on behalf of original inventors with respect to the inventions underlying the Corporation's technology has been described or suggested in either the relevant patent literature or the relevant scientific literature. To the knowledge of the Corporation, said inventions are patentable and no other patent is infringed upon by the subject matter of said inventions. All pertinent prior art references were disclosed to the United States Patent and Trademark Office (the "PTO") in the pending patent applications and all information submitted to the PTO in respect thereof was accurate. The Corporation has not made any representation or concealed any material fact from the PTO.

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

     R.  Environmental  Compliance.   Except  as  disclosed  in  the  Commission
         -------------------------
Documents, the Corporation and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Corporation or its subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Closing hereunder or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

     S. Material  Agreements.  Except as set forth in the Commission  Documents,
        --------------------
neither the Corporation nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Corporation or any subsidiary were registering securities under the Securities Act. The Corporation and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Corporation's knowledge are not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

     T.  Transactions  with  Affiliates.  Except as set forth in the  Commission
         ------------------------------
Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions with aggregate obligations of any party exceeding $25,000 between
(a) the Corporation, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Corporation, or any of its subsidiaries, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

     U.  Securities  Act. The  Corporation has complied and will comply with all
         ---------------
applicable Federal and state securities laws in connection with the offer, issuance and sale of the Shares

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

hereunder. Neither the Corporation nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Corporation nor, to the knowledge of the Corporation, any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

     V. Employees. Neither the Corporation nor any subsidiary has any collective
        ---------
bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents. Except as set forth in the Commission Documents, neither the Corporation nor any subsidiary has any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Corporation or such subsidiary. Since December 31, 1999, except as disclosed in Commission Documents, no officer, consultant or key employee of the Corporation or any subsidiary whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Corporation, has any present intention of terminating his or her employment or engagement with the Corporation or any subsidiary.

     W. Public Utility Holding  Corporation  Act and Investment  Corporation Act
        ------------------------------------------------------------------------
Status. The Corporation is not a "holding company" or a "public utility company"
------
as such terms are defined in the Public Utility Holding Corporation Act of 1935, as amended. The Corporation is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Corporation Act of 1940, as amended.

     X. ERISA. No liability to the Pension Benefit Guaranty Corporation has been
        -----
incurred with respect to any Plan by the Corporation or any of its subsidiaries which is or would be materially adverse to the Corporation and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of
Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit
                                                       -------------------------
plan"  (within the meaning of Section  3(2) of ERISA) with  respect to which the
----
Corporation  is a "party in  interest"  (within the meaning of Section  3(14) of
                   ------------------
ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this paragraph, the term "Plan" shall mean an
                                                             ----
"employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Corporation or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Corporation or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

     Y. Taxes.  The  Corporation  and each of the  subsidiaries  has  accurately
        -----
prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties ("Taxes") required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Corporation and the subsidiaries for all current taxes and other charges to which the Corporation or any subsidiary is subject and which are not currently due and payable, except for taxes, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Corporation or its subsidiaries. None of the federal income tax returns of the Corporation or any subsidiary for the years has been audited by the Internal Revenue Service. The Corporation has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state, local or foreign) pending or threatened against the Corporation or any subsidiary or any person for whose tax liabilities the Corporation is or may be jointly or contingently liable for any period, nor of any basis for any such assessment, adjustment or contingency.

     Z. Books and Record Internal Accounting Controls. The records and documents
        ---------------------------------------------
of the Corporation and its subsidiaries accurately reflect in all material respects the information relating to the business of the Corporation and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Corporation or any subsidiary.

     AA. Predecessor Entities. The transactions by which the Corporation and its
         --------------------
subsidiaries were organized and succeeded to the assets, liabilities, properties and business of its and their respective predecessors were duly authorized and consummated in accordance with compliance with applicable law, with the effect of making the Corporation and its subsidiaries the effective successors to the assets, liabilities, properties and business of the respective predecessors. The foregoing representations and warranties, the Exhibits hereto, the Commission Documents and the Memorandum disclose all information relating to such transactions which might have a Material Adverse Effect.

                                   SECTION III

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS OF THE PURCHASERS

     Each of the Purchasers represents and warrants to, and covenants and agrees with, the Corporation, as of the date hereof, that:

     A.  Organization (if  applicable).  The Purchaser is, and as of the Closing
         ------------
will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     B.  Authorization.  The Purchaser has, and as of the Closing will have, all
         -------------
requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

     C. No Legal Bar;  Conflicts.  Neither the  execution  and  delivery of this
        ------------------------
Agreement, nor the consummation by the Purchaser of the transactions contemplated hereby, violates any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to the Purchaser, or violates, or conflicts with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Purchaser is a party or by which the Purchaser is bound.

     D. No  Litigation.  No action,  suit or  proceeding  against the  Purchaser
        --------------
relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action against the Purchaser seeking to delay or enjoin any such transactions is pending or, to the Purchaser's knowledge, threatened.

     E. Investment  Intent.  The Purchaser (i) is an accredited  investor within
        ------------------
the meaning of Rule 501(a) under the Securities Act, (ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, specifically the restrictions imposed by Rule 144 of the Securities Act, and is aware that the certificates representing the Purchaser's respective ownership of Common Stock will bear related restrictive legends and
(iii) except as otherwise set forth herein, is acquiring the shares of the Corporation hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and/or Rule 506 promulgated pursuant to Regulation D of the Securities Act, for investment for its own account, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares. The Purchaser represents that the Accredited Investor Questionnaire is true and complete in all respects. The Purchaser has been given the opportunity to ask questions of, and receive answers from, the officers of the Corporation regarding the Corporation, its current and proposed business operations and the Common Stock, and the officers of the Corporation have made available to the Purchaser all documents and information that the Purchaser has requested relating to an investment in the Corporation. The Purchaser has been represented by competent legal counsel in connection with its purchase of the Common Stock and acknowledges that the Corporation has relied upon the Purchaser's representations in this Section 3 in offering and selling Common Stock to the Purchaser.

     F. Economic Risk; Restricted Securities.  The Purchaser recognizes that the
        ------------------------------------
investment in the Common Stock involves a number of significant risks. The foregoing, however, does not limit or modify the representations, warranties and agreements of the Corporation in Section 2 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

     G.  Access  to  Information.  The  Purchaser  has  received  a copy  of the
         -----------------------
following documents:

     (i) The Company's Private Placement Memorandum; and

     (ii) The following Company's reports filed with the Securities and Exchange
Commission:

          1.   Annual Report on Form 10-KSB for the year ended June 30, 1999;

          2. Definitive Proxy Statement for the 1999 Annual Meeting of Stockholders;

          3. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

          4. Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999; and

          5. Any press releases issued after the Company's most recently filed Form 10-QSB.

     The Purchaser represents that it has not received any information about the Company other than what has been disclosed in the documents set forth above and the Exhibits to this Agreement.

     H.  Suitability.  The Purchaser has carefully  considered,  and has, to the
         -----------
extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Common Stock for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Common Stock is a suitable investment.

     I.  Legend. he Purchaser acknowledges that the certificates  evidencing the
         ------
Shares will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                                   SECTION IV

                      THE CLOSING AND CONDITIONS TO CLOSING
                      -------------------------------------

     A. Time and Place of the Closing.  The closing shall be held at the offices
        -----------------------------
of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540, on May ---, 2000 (the "Closing Date"), or such other time and place as the Corporation and the Purchasers may mutually agree.

     B. Delivery by the Corporation. Delivery of the Shares shall be made by the
        ---------------------------
Corporation, or by its transfer agent, to the Purchasers as soon as reasonably practicable after the Closing Date by delivering a certificate representing the Shares with an executed stock power, each such certificate to be accompanied by any requisite documentary or transfer tax stamps.

     C. Delivery by the Purchasers.  On the Closing Date, the Purchasers, or the
        --------------------------
escrow agent, as the case may be, shall deliver to the Corporation the entire Aggregate Purchase Price by certified bank check or by irrevocable wire transfer to an account specified in writing to the Purchasers or the escrow agent, as the case may be, by the Corporation.

     D. Other Conditions to Closing.
        ---------------------------

          (1) As of the Closing Date, all requisite action by the Corporation's Board of Directors and stockholders shall have been taken pursuant to the By-Laws of the Corporation.

          (2) As of the Closing Date, the Corporation and the Purchasers shall have entered into the Registration Rights Agreement.

          (3) As of the Closing Date, the Affiliates and the Placement Agent shall have entered into the Lock-up Agreements.

          (4) As of the Closing Date, the Placement Agent shall have received an opinion of counsel for the Corporation and other closing certificates reasonably requested by counsel for the Placement Agent.

                                    SECTION V

                                 INDEMNIFICATION
                                 ---------------

          A. General  Indemnity.  The  Corporation  agrees to indemnify and hold
             ------------------
harmless each Purchaser and its agents, heirs, successors and assigns (but excluding consequential damages) from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred as a result of any misrepresentation or breach of the warranties and covenants made by the Corporation herein and the Registration Rights Agreement. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Corporation and its directors, officers, affiliates, agents, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements but excluding consequential damages) incurred by the Corporation as result of any breach of the representations and covenants made by such Purchaser herein.

     B. Indemnification  Procedure.  Any party entitled to indemnification under
        --------------------------
this Section (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.


                                   SECTION VI

                                  MISCELLANEOUS
                                  -------------

     A. Entire Agreement.  This Agreement  contains the entire agreement between
        ----------------
the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     B. Invalidity,  Etc. If any provision of this Agreement, or the application
        ----------------
of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     C.  Headings.  The  headings  of  this  Agreement  are for  convenience  of
         --------
reference only and are not part of the substance of this Agreement.

     D. Binding  Effect.  This Agreement  shall be binding upon and inure to the
        ---------------
benefit of the parties hereto and their respective successors and assigns.

     E.  Governing  Law.  This  Agreement  shall be governed by and construed in
         --------------
accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such State, and the Corporation hereby consents to the jurisdiction of the courts of the State of New York for any matters arising out of this Agreement.

     F.  Successors  and  Assigns.  Except as  otherwise  provided  herein,  the
         ------------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchasers to purchase the Shares
--------   -------
shall not be assignable without the prior written consent of the Corporation.

     G.  Notices.  All notices and other  communications  required or  permitted
         -------
hereunder shall be in writing and shall be effectively given: (i) upon personal delivery; (ii) upon confirmed transmission by telecopy; or (iii) five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address or telecopy number as set forth on the signature pages to this Agreement; with a copy to the Placement Agent at Fahnestock & Co. Inc., 125 Broad Street, New York, New York 10004, Attn: Frank (Kee) Colen, with a copy to counsel for the Placement Agent at Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attn: Gary Simon, Esq.; or (b) if to the Corporation, at Senesco Technologies, Inc., 34 Chambers Street, Princeton, New Jersey 08542, Attn: Steven Katz; with a copy to counsel for the Corporation at Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540, Attn: David J. Sorin, Esq.

     H. Agency.  Each of the Purchasers  hereby  appoints the Placement Agent as
        ------
its  agent  under  this  Agreement  to  consummate   any  of  the   transactions
contemplated hereby.

     I.  Counterparts.  This  Agreement may be executed in one or more identical
         ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                      *****

     IN WITNESS WHEREOF, this Common Stock Purchase Agreement has been duly executed by the parties hereto as of the date first above written.


CORPORATION                                      PURCHASERS

SENESCO TECHNOLOGIES, INC.



-----------------------------------------        -------------------------------
By:  Steven Katz, President,                     Name:
     Chief Operating Officer and Treasurer            --------------------------
                                                 Address:
                                                         -----------------------
                                                         -----------------------
                                                         -----------------------
                                                 Telecopy:
                                                          ----------------------
                                                 Amount of Investment: $--------

                                    EXHIBIT A

                          Registration Rights Agreement
                          -----------------------------

                                    EXHIBIT B

                                Lock-up Agreement
                                -----------------